Exhibit 10.10
EXECUTION COPY
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
          This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, dated as of May 25, 2010 (“Amendment”), is entered into by and between James G. Conroy (the “Executive”) and Claire’s Stores, Inc. (the “Company”).
RECITALS
          WHEREAS, the parties have entered into that certain Employment Agreement, dated December 13, 2007, as amended (the “Employment Agreement”);
          WHEREAS, the Board of Directors of the Company promoted the Executive to President of the Company on April 16, 2009;
          WHEREAS, on the basis of this previous promotion to President, the Board of Directors of the Company desire to increase the Executive’s salary commensurate with this promotion.
AGREEMENT
          NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agrees as follows:
1.	Amendment of Section 3.1(a). Section 3.1(a) of the Employment Agreement is hereby amended and restated as follows:

3.1. Base Salary.
a.	During the Employment Period, the Company agrees to pay to the Executive an annual base salary in an amount equal to $665,000 (such base salary, as may be adjusted from time to time pursuant to Section 3.1(b), is referred to herein as the “Base Salary”). The Executive’s Base Salary, less amounts required to be withheld under applicable law, shall be payable in equal installments in accordance with the Company’s normal payroll practices and procedures in effect from time to time for the payment of salaries to officers of the Company, but in no event less frequently than monthly.

b.	The Company shall review the Executive’s performance on an annual basis and, based on such review, may change the Base Salary, as it, acting in its sole discretion, shall determine to be reasonable and appropriate.
2.	Reaffirmation. Except as otherwise amended by this Amendment, the Employment Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph.

CLAIRE’S STORES, INC.
By:	/s/ Eugene S. Kahn
Eugene S. Kahn
Chief Executive Officer

By:	/s/ James G. Conroy
James G. Conroy

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